Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 31, 2014, Strategic Hotel Funding, L.L.C., the operating partnership of Strategic Hotels & Resorts, Inc. ("SHR") and certain of its direct and indirect wholly-owned subsidiaries entered into agreements with an affiliate of Walton Street Capital, L.L.C. (“Walton Street”), pursuant to which SHR agreed to acquire the remaining 50% ownership interest in the entity that owns the Fairmont Scottsdale Princess hotel (the "FSP Hotel") from Walton Street for approximately $90.6 million of cash and became fully obligated under the $117.0 million mortgage loan secured by the FSP Hotel (the “FSP JV Acquisition”). The FSP JV Acquisition closed on March 31, 2014. Prior to the FSP JV Acquisition, SHR owned a 50% ownership interest in the FSP Hotel through a joint venture with an affiliate of Walton Street and accounted for its investment in the FSP Hotel as an equity method investment. Subsequent to the FSP JV Acquisition, SHR consolidates the FSP Hotel. The following unaudited pro forma financial information is presented as a result of the FSP JV Acquisition and gives effect to the following transactions: (a) the disposition of the Four Seasons Punta Mita Resort and an adjacent 48-acre land parcel commonly referred to as La Solana on February 28, 2014, (b) the disposition of the Marriott London Grosvenor Square hotel on March 31, 2014, and (c) the acquisition of the remaining 50% in the entity that owns the FSP Hotel on March 31, 2014.

The historical financial information as of December 31, 2013 and for the year then ended has been derived from SHR's audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013.

The unaudited pro forma balance sheet data as of December 31, 2013 is presented as if the FSP JV Acquisition had occurred on December 31, 2013. The unaudited pro forma statement of operations data for the year ended December 31, 2013 is presented as if the FSP JV Acquisition had occurred on January 1, 2013.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what SHR's results of operations would actually have been if the transaction had in fact occurred on the earlier date discussed above. It also does not project or forecast SHR's consolidated results of operation for any future date or period.

Strategic Hotels & Resorts, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2013
(In thousands)

	Strategic Hotels & Resorts, Inc. Historical Consolidated	Previously Filed Pro Forma Information (1)	Strategic Hotels & Resorts, Inc. Pro Forma	FSP Hotel Historical (2)	Pro Forma Adjustments		Strategic Hotels & Resorts, Inc. Pro Forma Consolidated
Assets
Investment in hotel properties, net	$1,795,338	$(62,753)	$1,732,585	$177,799	$(177,799)	(3a)	$2,035,647
					303,062	(3b)
Goodwill	38,128		38,128				38,128
Intangible assets, net	29,502	(28,845)	657		3,347	(3b)	4,004
Assets held for sale	135,901	(135,901)	—				—
Investment in unconsolidated affiliates	104,973		104,973		(26,816)	(3c)	78,157
Cash and cash equivalents	73,655	274,167	347,822	6,841	(90,616)	(3d)	264,047
Restricted cash and cash equivalents	75,916	(4,033)	71,883	4,241			76,124
Accounts receivable, net	39,660	(1,179)	38,481	2,820			41,301
Deferred financing costs, net	8,478	(386)	8,092	908	(908)	(3a)	8,092
Prepaid expenses and other assets	35,600	(4,636)	30,964	1,793			32,757
Total assets	$2,337,151	$36,434	$2,373,585	$194,402	$10,270		$2,578,257
Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$1,163,696	$(115,958)	$1,047,738	$117,000	$(2,493)	(3e)	$1,162,245
Bank credit facility	110,000		110,000				110,000
Liabilities of assets held for sale	17,027	(17,027)	—				—
Accounts payable and accrued expenses	189,889	(3,944)	185,945	17,776			203,721
Deferred tax liabilities	46,137		46,137				46,137
Total liabilities	1,526,749	(136,929)	1,389,820	134,776	(2,493)		1,522,103
Commitments and contingencies
Noncontrolling interests in SHR’s operating partnership	7,534		7,534				7,534
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock	99,995		99,995				99,995
8.25% Series B Cumulative Redeemable Preferred Stock	87,064		87,064				87,064
8.25% Series C Cumulative Redeemable Preferred Stock	92,489		92,489				92,489
Common stock	2,056		2,056				2,056
Additional paid-in capital	1,705,306		1,705,306	59,626	(59,626)	(3a)	1,705,306
Accumulated deficit	(1,234,952)	157,228	(1,077,724)		72,389	(3f)	(1,005,335)
Accumulated other comprehensive loss	(41,445)	16,135	(25,310)				(25,310)
Total SHR’s shareholders’ equity	710,513	173,363	883,876	59,626	12,763		956,265
Noncontrolling interests in consolidated affiliates	92,355		92,355				92,355
Total equity	802,868	173,363	976,231	59,626	12,763		1,048,620
Total liabilities, noncontrolling interests and equity	$2,337,151	$36,434	$2,373,585	$194,402	$10,270		$2,578,257

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2013

1.	Previously Filed Pro Forma Information - The pro forma adjustments filed on SHR's April 4, 2014 Form 8-K were made to account for the following transactions:

a)	On March 31, 2014, SHR disposed of the the Marriott London Grosvenor Square hotel for £125.15 million (approximately $208.4 million).

b)	On February 28, 2014, SHR disposed of the Four Seasons Punta Mita Resort and the La Solana land parcel for net proceeds of approximately $183.2 million.

2. Historical Presentation of the FSP Hotel - We made certain adjustments (reclassifications) to conform the historical balance sheet presentation included in Exhibit 99.1 in this Form 8-K/A to SHR's historical consolidated balance sheet. The following reclassifications were made: property and equipment and accumulated depreciation were reflected as a net balance in investment in hotel properties, net and due to affiliates and members' capital were reclassified to additional paid-in capital.

3. FSP Hotel Historical and Pro Forma Adjustments - On March 31, 2014, SHR acquired the the remaining 50% ownership interest in the entity that owns the FSP Hotel for approximately $90.6 million of cash and became fully obligated under the entire $117.0 million mortgage loan secured by the FSP Hotel (the "FSP JV Acquisition"). Prior to the FSP JV Acquisition, SHR owned a 50% ownership interest in the FSP Hotel through a joint venture.

SHR recorded the assets and liabilities acquired at fair value as required by business combination guidance. Fair value was determined based on an agreed upon value between SHR and a third party, both market participants, which was a value determined in an orderly transaction in the principal market. The table below shows the pro forma allocation of fair value to the assets and liabilities of the FSP Hotel as if the transaction had occurred on December 31, 2013 (in thousands):

Pro forma allocation of fair value:
Fair value of investment in hotel properties, net	$303,062
Intangible assets	3,347
Below market debt discount	2,493
Historical value of cash and cash equivalents acquired	6,841
Historical value of restricted cash and cash equivalents acquired	4,241
Historical value of accounts receivable acquired	2,820
Historical value of prepaid expenses and other assets acquired	1,793
Historical value of accounts payable and accrued expenses assumed	(17,776)
$306,821

The following pro forma adjustments were made to account for this acquisition:

a)Reflects the elimination of the FSP Hotel's historical account balances.
b)Reflects the fair value of assets acquired.
c)Reflects the elimination of SHR's historical $26.8 million investment in the FSP Hotel.
d)Reflects the $90.6 million of cash paid to fund the transaction.
e)Reflects the the $2.5 million below market debt discount adjustment to the mortgage payable.
f)Reflects a gain on the consolidation of the FSP Hotel.

Strategic Hotels & Resorts, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013
(in thousands, except per share amounts)

	Strategic Hotels & Resorts, Inc. Historical Consolidated	Previously Filed Pro Forma Information (1)	Strategic Hotels & Resorts, Inc. Pro Forma	FSP Hotel Historical (2)	Pro Forma Adjustments		Strategic Hotels & Resorts, Inc. Pro Forma Consolidated
Revenues:
Rooms	$506,348	$(26,614)	$479,734	$39,624			$519,358
Food and beverage	294,969	(7,412)	287,557	41,097			328,654
Other hotel operating revenue	93,535	(2,180)	91,355	12,411			103,766
Lease revenue	5,161		5,161				5,161
Total revenues	900,013	(36,206)	863,807	93,132	—		956,939
Operating Costs and Expenses:
Rooms	144,464	(5,518)	138,946	11,092			150,038
Food and beverage	225,213	(3,825)	221,388	22,998			244,386
Other departmental expenses	220,523	(6,809)	213,714	29,873			243,587
Management fees	27,126	(2,126)	25,000	3,479			28,479
Other hotel expenses	60,618	(2,183)	58,435	6,808			65,243
Lease expense	4,818		4,818				4,818
Depreciation and amortization	101,943	(5,231)	96,712	13,139	3,678	(3a)	113,529
Impairment losses and other charges	728		728				728
Corporate expenses	25,807	(631)	25,176	1,087	(1,007)	(3b)	25,256
Total operating costs and expenses	811,240	(26,323)	784,917	88,476	2,671		876,064
Operating income	88,773	(9,883)	78,890	4,656	(2,671)		80,875
Interest expense	(84,276)	7,087	(77,189)	(1,557)	(305)	(3c)	(79,051)
Interest income	59	(6)	53	10			63
Equity in earnings of unconsolidated affiliates	2,987		2,987		(2,036)	(3d)	951
Foreign currency exchange gain	44	(2)	42				42
Other expenses, net	(314)		(314)	(45)	(594)	(3e)	(953)
Income before income taxes	7,273	(2,804)	4,469	3,064	(5,606)		1,927
Income tax expense	(557)	401	(156)				(156)
Income from continuing operations	$6,716	$(2,403)	$4,313	$3,064	$(5,606)		$1,771

Amounts Attributable to SHR:
Income from continuing operations	$7,804	$(2,403)	$5,401	$3,064	$(5,606)		$2,859

Loss from continuing operations attributable to SHR common shareholders per share:
Basic:	$(0.08)						$(0.10)	(4)
Diluted:	$(0.08)						$(0.10)	(4)

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013

1. Previously Filed Pro Forma Information - The pro forma adjustments filed on SHR's April 4, 2014 Form 8-K were made to account for the following transactions:

a)	On March 31, 2014, SHR disposed of the the Marriott London Grosvenor Square hotel for £125.15 million (approximately $208.4 million).

b)	On February 28, 2014, SHR disposed of the Four Seasons Punta Mita Resort and the La Solana land parcel for net proceeds of approximately $183.2 million.

2.	Historical Presentation of the FSP Hotel - These balances reflect the FSP Hotel's historical statement of operations, which are included in Exhibit 99.1 in this Form 8-K/A.

3.
FSP Hotel Historical and Pro Forma Adjustments - On March 31, 2014, SHR acquired the the remaining 50% ownership interest in the entity that owns the FSP Hotel for approximately $90.6 million of cash and became fully obligated under the entire $117.0 million mortgage loan secured by the FSP Hotel (the "FSP JV Acquisition"). Prior to the FSP JV Acquisition, SHR owned a 50% ownership interest in the FSP Hotel through a joint venture. The following pro forma adjustments were made to account for this acquisition, which exclude non-recurring items related to this acquisition such as the gain on the consolidation of the FSP Hotel, which was recognized in the first quarter of 2014:

a)
Reflects a $3.7 million incremental increase from historical depreciation and amortization expense, based on the carrying value of the acquired assets adjusted to fair value as required by business combination guidance.

b)	Reflects a $1.0 million elimination of the historical asset management fee paid to SHR.

c)	Reflects a $0.3 million incremental increase from the amortization of the below market debt discount net of the elimination of the amortization of deferred financing costs.

d)	Reflects the $2.0 million elimination of SHR's historical equity in earnings related to the FSP Hotel.

e)	Reflects the $0.6 million elimination of the historical asset management fee recognized by SHR.

4.
Loss From Continuing Operations Attributable to SHR Common Shareholders Per Share Calculation - The following table calculates the pro forma weighted average basic and diluted loss from continuing operations attributable to SHR common shareholders per share:

	(In thousands, except per share amounts)
	Basic	Diluted
Historical and pro forma basic and diluted weighted average shares outstanding for the year ended December 31, 2013	206,334	206,334
Pro forma income from continuing operations attributable to SHR for the year ended December 31, 2013	$2,859	$2,859
Historical preferred shareholder dividend	(24,166)	(24,166)
Pro forma loss from continuing operations attributable to SHR common shareholders for the year ended December 31, 2013	$(21,307)	$(21,307)
Pro forma loss from continuing operations attributable to SHR common shareholders per share for the year ended December 31, 2013 - basic and diluted	$(0.10)	$(0.10)